Exhibit 10.28

SECOND AMENDMENT TO THE

NALCO COMPANY

SUPPLEMENTAL RETIREMENT INCOME PLAN

(As Amended and Restated Effective as of January 1, 2004)

WHEREAS, Nalco Company (the “Company”) maintains the Nalco Company Supplemental Retirement Income Plan, as amended and restated effective January 1, 2004 (the “Plan”); and

WHEREAS, pursuant to Section 7.2 thereof, the Plan may be amended by action of the Nalco Company Employee Benefit Plan Administration Committee (“EBPAC”); and

WHEREAS, EBPAC desires to amend the Plan provide certain benefits to domestic partners and make certain other changes;

NOW, THEREFORE, BE IT RESOLVED, that EBPAC hereby amends the Plan, effective as of January 1, 2010, as follows:

1. Section 2.1(g) of the Plan is hereby amended by replacing the phrase, “surviving spouse” with the following phrase, “surviving spouse, or Domestic Partner (as such term is defined under the Retirement Income Plan).”

2. Article IX of the Plan is hereby amended by inserting the following new Section 9.9 at the end thereof:

“9.9. Restriction on Venue and Limitations on Actions

Any Participant or Beneficiary can bring an action in connection with the Plan only after exhausting the claims procedures contained in the Retirement Income Plan and only in Federal District Court in Chicago, Illinois. The Participant or Beneficiary must bring the cause of action within two years from the date of EBPAC’s final determination which is being challenged.”

IN WITNESS WHEREOF, EBPAC has caused this Second Amendment to be executed by its duly authorized members this 30th day of November, 2009.

NALCO COMPANY
EMPLOYEE BENEFIT PLAN ADMINISTRATION COMMITTEE

Erik Fyrwald

Brad Bell

Steve Landsman

Laurie Marsh

Bob Dompke